EXHIBIT 23.18



July 9, 2002
Phoenix, AZ


Companhia Vale do Rio Doce
Avenida Graca Aranha , 26
20005-900 Rio de Janiero, RJ
Brasil


Gentlemen,

AMEC Engineering and Construction Services (AMEC) hereby consents to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-4 filed by Vale Overseas Limited and Companhia Vale do Rio Doce (Registration No. 333-84696-01) of AMEC's review of CVRD reserves as of December 31, 2001, which appears in the Annual Report on Form 20-F for the fiscal year ended December 31, 2001 filed by Vale Overseas Limited and Companhia Vale do Rio Doce (File No. 000-26030).


Very truly yours,

/s/ Philip Juetten
Philip Juetten
Manager